EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-3 of our report dated October 14, 2005, appearing in Form 10-K of KMG Chemicals, Inc. for the year ended July 31, 2005 and to the reference to us under the heading “Expert” in the Prospectus, which is part of this Registration Statement.

UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP
Houston, Texas
November 21, 2005